Exhibit 4.1

BALLSTON SPA BANCORP, INC. INCORPORATED UNDER THE LAWS OF THE STATE OF NEW YORK CUSIP: ____________ SEE REVERSE SIDE FOR CERTAIN DEFINITIONS AND RESTRICTIONS THIS CERTIFIES that is the owner of FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $12.50 PER SHARE The shares evidenced by this certificate are transferable only on the books of Ballston Spa Bancorp, Inc. by the holder hereof, in person or by attorney, upon surrender of this certificate properly endorsed. The interest in Ballston Spa Bancorp, Inc. evidenced by this certificate may not be retired or withdrawn except as provided in the Certificate of Incorporation and Bylaws of Ballston Spa Bancorp, Inc. THE CAPITAL STOCK EVIDENCED BY THIS CERTIFICATE IS NOT AN ACCOUNT OF AN INSURABLE TYPE AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. IN WITNESS WHEREOF, Ballston Spa Bancorp, Inc. has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its seal to be hereunto affixed. Dated: By: [SEAL] By: JAMES DODD CHRISTOPHER DOWD CORPORATE SECRETARY PRESIDENT AND CHIEF EXECUTIVE OFFICER No. Shares

The Board of Directors of Ballston Spa Bancorp, Inc. (the “Company”) is authorized by resolution or resolutions, from time to time adopted, to provide for the issuance of more than one class of stock, including preferred stock in series, and to fix and state the voting powers, designations, preferences, limitations and restrictions thereof. The Company will furnish to any stockholder upon request and without charge a full description of each class of stock and any series thereof. The shares represented by this certificate are subject to limitations contained in the Certificate of Incorporation including: (1) that no holder of the shares of any class of Ballston Spa Bancorp, Inc. shall be entitled to Preemptive Rights; and (2) no holder of shares of any class of capital stock of Ballston Spa Bancorp, Inc. shall have the right to cumulate the voting power with respect to those shares in the election of directors. The shares represented by this certificate may not be cumulatively voted on any matter. The Certificate of Incorporation require that, Ballston Spa’s Certificate of Incorporation may be amended by the vote of the holders of a majority of all outstanding shares entitled to vote thereon at the annual meeting of shareholders. The following abbreviations when used in the inscription on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations. TEN COM - as tenants in common UNIF GIFT MIN ACT - _________ Custodian __________ (Cust) (Minor) TEN ENT - as tenants by the entireties Under Uniform Gifts to Minors Act JT TEN - as joint tenants with right of survivorship and not as tenants in common (State) Additional abbreviations may also be used though not in the above list For value received, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER (please print or typewrite name and address including postal zip code of assignee) Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ________________________________________________________________________ Attorney to transfer the said shares on the books of the within named corporation with full power of substitution in the premises. Dated, In the presence of Signature: NOTE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME OF THE STOCKHOLDER(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER. THE SIGNATURE SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS ASSOCIATIONS, AND CREDIT UNIONS) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO SEC RULE 17Ad-15.